EXHIBIT 22

LIST OF GUARANTORS AND SUBSIDIARY ISSUERS OF GUARANTEED SECURITIES AS OF MARCH 31, 2024

    The following is a list of guarantors of the 4.000% Senior Notes due 2025, 3.100% Senior Notes due 2026, 3.625% Senior Notes due 2026, 4.500% Senior Notes due 2028, 2.630% Senior Notes due 2030, and 2.690% Senior Notes due 2031 issued by Amcor Flexibles North America, Inc. The issuer is a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor Flexibles North America, Inc. (1)	United States of America
Amcor Finance (USA) Inc.	United States of America
Amcor Pty Ltd	Australia
Amcor UK Finance plc (1)	United Kingdom
(1)Amcor Flexibles North America, Inc. and Amcor UK Finance plc guarantee each other’s notes.

The following is a list of guarantors of the 1.125% Senior Notes due 2027 issued by Amcor UK Finance plc, a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor Flexibles North America, Inc.	United States of America
Amcor Finance (USA) Inc.	United States of America
Amcor Pty Ltd	Australia

The following is a list of guarantors of the 5.625% Senior Notes due 2033 issued by Amcor Finance (USA), Inc., a wholly owned subsidiary of Amcor plc.

Name of Guarantor	Jurisdiction of Incorporation
Amcor plc	Jersey
Amcor UK Finance plc	United Kingdom
Amcor Pty Ltd	Australia
Amcor Flexibles North America, Inc.	United States of America